UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34910	90-0607005
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 16, 2017, Huntington Ingalls Industries, Inc. (the “Company”) announced the pricing of $600 million aggregate principal amount of 3.483% Senior Notes due 2027 (the “Notes”) in a previously announced private offering. The Company intends to use the net proceeds from the sale of the Notes to redeem all of its $600,000,000 aggregate principal amount of 5.000% Senior Notes due 2021 (the “2021 Notes”). The Company has instructed the trustee under the 2021 Notes to issue a notice of redemption to holders of the 2021 Notes on November 17, 2017. The sale of the Notes is expected to close on December 1, 2017, subject to customary closing conditions. A copy of the press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes are being sold in a private placement to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. In connection with the offering of the Notes, the Company expects to enter into a registration rights agreement pursuant to which it will agree to file a registration statement with respect to an offer to exchange the Notes for substantially identical notes registered under the Securities Act (or, under certain circumstances, a shelf registration statement covering resales of the Notes).

The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement on Forward-Looking Statements

Statements in this Current Report on Form 8-K, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: the failure to complete the sale or issuance of the Notes; the failure to complete the proposed redemption; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending and changes in customer short-range and long-range plans); the Company’s ability to estimate its future contract costs and perform its contracts effectively; changes in procurement processes and government regulations and the Company’s ability to comply with such requirements; the Company’s ability to deliver its products and services at an affordable life cycle cost and compete within its markets; natural and environmental disasters and political instability; the Company’s ability to execute its strategic plan, including with respect to share repurchases, dividends, capital expenditures and strategic acquisitions; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding the Company’s pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that the Company is unable to predict at this time or that it currently does not expect to have a material adverse effect on its business, and the Company undertakes no obligations to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that the Company may make.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

99.1	Press release dated November 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: November 16, 2017	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr. Corporate Vice President Associate General Counsel and Secretary